Pricing Supplement dated June 25, 2008
(To the Prospectus dated January 5, 2007; Prospectus
Supplement dated February 28, 2007; and Product Prospectus
Supplement dated February 28, 2008)

================================================================================

[RBC LOGO]                               $14,476,000
                               Reverse Convertible Notes, each
                Linked to the Common Stock of a Single Reference Stock Issuer

================================================================================

Terms used in this pricing supplement, but not defined herein, shall have the meanings ascribed to them in the prospectus dated January 5, 2007, the product prospectus supplement dated February 28, 2008 and the prospectus supplement dated February 28, 2007.

General: This pricing supplement relates to Forty (40) separate Reverse Convertible Notes ("RevCons") offerings. Each RevCon offering is a separate offering of Notes linked to one, and only one, Reference Stock. All of the Notes offered hereby are collectively referred to as the "Notes". Some of the Notes have a duration of three months ("Three Month Notes"), some of six months ("Six Month Notes"), and some of twelve months ("Twelve Month Notes"). The duration for each Note is indicated below. If you wish to participate in more than one RevCon offering, you must separately purchase the applicable Notes. The Notes offered hereby do not represent Notes linked to a basket of some or all of the Reference Stocks.

Issuer:                          Royal Bank of Canada ("Royal Bank")

Issue:                           Senior Medium-Term Notes, Series C

Pricing Date:                    June 25, 2008

Issuance Date:                   June 30, 2008

Denominations:                   Minimum denomination of $1,000, and integral
                                 multiples of $1,000 thereafter.

Deposit Currency                 U.S. Dollars

Coupon Payment:                  Each coupon will be paid in equal monthly
                                 payments. (30/360)

 Coupon Payment Date (s):        The coupon will be paid on the last business
                                 day of each month during the term of the note except for the final coupon, which will be paid on the Maturity Date.


Three Month Notes:

              Valuation Date:    September 25, 2008

               Maturity Date:    September 30, 2008


Six Month Notes:

              Valuation Date:    December 24, 2008

               Maturity Date:    December 30, 2008


Twelve Month Notes:

              Valuation Date:    June 25, 2009

               Maturity Date:    June 30, 2009

Reference Stock:

No.   Principal   Reference Stock                  Ticker    Coupon     Strike   Barrier    Term     Monitoring Method       CUSIP
---   ---------   ---------------                  ------    ------     ------   -------    ----     -----------------       -----
       Amount                                                 Rate      Price     Price
       ------                                                 ----      -----     -----
793  $2,730,000   Apple Inc.                        AAPL     11.00%    $177.39   $133.04   3 month   Close of Trading Day  78008GER9

794    $142,000   American Capital Strategies, Ltd. ACAS     12.00%     $26.85    $20.14   3 month   Close of Trading Day  78008GES7

795     $32,000   Aluminum Corporation of China     ACH      14.75%     $29.32    $21.99   3 month   Close of Trading Day  78008GET5
                  Limited

796    $233,000   Alpha Natural Resources, Inc.     ANR      21.25%     $92.87    $65.01   3 month   Close of Trading Day  78008GEU2

797    $846,000   Peabody Energy Corporation        BTU      20.50%     $82.58    $61.94   3 month   Close of Trading Day  78008GEV0

798    $269,000   Continental Resources, Inc.       CLR      18.75%     $66.81    $46.77   3 month   Close of Trading Day  78008GEW8

799      $8,000   Encore Acquisition Company        EAC      10.75%     $70.99    $49.69   3 month   Close of Trading Day  78008GEX6

800    $956,000   General Motors Corporation        GM       17.75%     $12.81     $7.69   3 month   Close of Trading Day  78008GEY4

801    $318,000   General Motors Corporation        GM       21.50%     $12.81     $8.33   3 month   Close of Trading Day  78008GEZ1

803    $309,000   Medarex, Inc.                     MEDX     18.25%      $6.91     $4.84   3 month   Close of Trading Day  78008GFB3

804  $1,278,000   Petroleo Brasileiro S.A.          PBR      14.00%     $68.83    $55.06   3 month   Close of Trading Day  78008GFC1

805    $275,000   Companhia Vale do Rio Doce S.A.   RIO      13.00%     $36.68    $29.34   3 month   Close of Trading Day  78008GFD9

807    $349,000   Wells Fargo & Company             WFC      11.75%     $25.40    $20.32   3 month   Close of Trading Day  78008GGP1

808     $97,000   Apple Inc.                        AAPL     12.25%    $177.39   $124.17   6 month   Close of Trading Day  78008GFF4

809    $671,000   General Cable Corporation         BGC      10.50%     $62.05    $40.33   6 month   Close of Trading Day  78008GFG2

810    $449,000   Cal-Maine Foods, Inc.             CALM     15.25%     $29.78    $14.89   6 month   Close of Trading Day  78008GFH0

811    $349,000   Diana Shipping Inc.               DSX      15.50%     $32.23    $20.95   6 month   Close of Trading Day  78008GFJ6

812     $35,000   General Motors Corporation        GM       14.00%     $12.81     $6.41   6 month   Close of Trading Day  78008GFK3

813    $124,000   General Motors Corporation        GM       22.75%     $12.81     $7.69   6 month   Close of Trading Day  78008GFL1

814    $483,000   Halliburton Company               HAL       8.50%     $50.84    $38.13   6 month   Close of Trading Day  78008GFM9

815    $197,000   IntercontinentalExchange Inc.     ICE      12.75%    $129.22    $90.45   6 month   Close of Trading Day  78008GFN7

817    $130,000   Medarex, Inc.                     MEDX     20.00%      $6.91     $4.49   6 month   Close of Trading Day  78008GFQ0

818    $196,000   Monsanto Company                  MON      14.75%    $131.52    $92.06   6 month   Close of Trading Day  78008GFR8

819     $12,000   Sirius Satellite Radio Inc.       SIRI     17.75%      $1.93     $1.35   6 month   Close of Trading Day  78008GFS6

820    $170,000   Advanced Micro Devices, Inc.      AMD      19.00%      $6.43     $4.50  12 month   Close of Trading Day  78008GFU1

821    $116,000   Celgene Corporation               CELG     10.00%     $61.97    $43.38  12 month   Close of Trading Day  78008GFY3

823    $645,000   Foster Wheeler Ltd.               FWLT     12.25%     $72.77    $47.30  12 month   Close of Trading Day  78008GGB2

824     $10,000   The Goldman Sachs Group, Inc.     GS       11.00%    $183.65   $146.92  12 month   Close of Trading Day  78008GGD8

826    $112,000   Lowe's Companies Inc.             LOW       9.75%     $22.13    $17.70  12 month   Close of Trading Day  78008GGF3

827     $55,000   Quanta Services, Inc.             PWR      11.00%     $33.58    $23.51  12 month   Close of Trading Day  78008GGH9

828    $388,000   Research In Motion Limited        RIMM     13.75%    $142.34    $92.52  12 month   Close of Trading Day  78008GGJ5

829    $872,000   Terex Corporation                 TEX      12.00%     $59.17    $38.46  12 month   Close of Trading Day  78008GGK2

830    $266,000   Wells Fargo & Co                  WFC      10.00%     $25.40    $17.78  12 month   Close of Trading Day  78008GGL0

831     $15,000   AAR Corp.                         AIR      12.50%     $14.52    $11.62  12 month   Close of Trading Day  78008GFT4

832     $30,000   Amazon.com, Inc.                  AMZN     14.50%     $80.51    $64.41  12 month   Close of Trading Day  78008GFV9

834    $125,000   Chesapeake Energy Corporation     CHK      11.25%     $63.77    $51.02  12 month   Close of Trading Day  78008GFZ0

835     $32,000   Google Inc.                       GOOG      9.25%    $551.00   $440.80  12 month   Close of Trading Day  78008GGC0

837    $115,000   Peabody Energy Corporation        BTU      15.75%     $82.58    $66.06  12 month   Close of Trading Day  78008GFX5

839    $584,000   Research In Motion Limited        RIMM     15.00%    $142.34   $106.75   3 month   Close of Trading Day  78008GGR7

840    $453,000   Petroleo Brasileiro S.A.          PBR      13.00%     $68.83    $51.62   6 month   Close of Trading Day  78008GGS5

Term:                            As set forth above

Initial Share Price:             The price of the Reference Stock on the Pricing
                                 Date.

Final Share Price:               The price of the Reference Stock on the
                                 Valuation Date.

Payment at Maturity (if held to  For each $1,000 principal amount of the Notes,
maturity):                       the investor will receive $1,000 plus any
                                 accrued and unpaid interest at maturity unless:

                                 (i)   the Final Stock Price is less than the
                                       Initial Stock Price; and

                                 (ii)  (a) for notes subject to Intra-Day
                                       Monitoring, at any time during the
                                       Monitoring Period, the trading price of
                                       the Reference Stock is less than the
                                       Barrier Price, or

                                       (b) for notes subject to Close of Trading
                                       Day Monitoring, on any day during the
                                       Monitoring Period, the closing price of
                                       the Reference Stock is less than the
                                       Barrier Price.

                                 If the conditions described in (i) and (ii) are both satisfied, then at maturity the investor will receive, instead of the principal amount of the Notes, in addition to any accrued and unpaid interest, the number of shares of the Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value thereof. If we elect to deliver shares of the Reference Stock, fractional shares will be paid in cash.

                                 Investors in these Notes could lose some or all of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

Monitoring Period:               From and excluding the Pricing Date to and
                                 including the Valuation Date

Monitoring Method:               As set forth above

Physical Delivery Amount:        For each $1,000 principal amount, a number of
                                 shares of the Reference Stock equal to the principal amount divided by the Initial Share
                                 Price. If this number is not a round number then the number of shares of the Reference
                                 Stock to be delivered will be rounded down and the fractional part shall be paid in cash.

Secondary Market:                RBC Capital Markets Corporation (or one of its
                                 affiliates), though not obligated to do so, plans to maintain a secondary market in the Notes after the Issuance Date. The amount that an investor may receive upon sale of their Notes prior to maturity may be less than the principal amount of such Notes.

Calculation Agent:               The Bank of New York

Listing:                         None

Settlement:                      DTC global notes

Terms Incorporated In the        All of the terms appearing above the item
Master Note                      captioned "Secondary Market" on the cover page
                                 of this pricing supplement and the terms appearing under the caption "Specific Terms of the Reverse Convertible Notes" in the product supplement with respect to reverse convertible notes dated February 28, 2008.

Investing in the Notes involves a number of risks. See "Risk Factors" beginning on page S-1 of the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific To Your Notes" beginning on page PS-1 of the product prospectus supplement dated February 28, 2008 and "Selected Risk Considerations" in this pricing supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these Notes or passed upon the accuracy of this pricing supplement or the accompanying prospectus and prospectus supplement. Any representation to the contrary is a criminal offense.

We may use this pricing supplement in the initial sale of Notes. In addition, RBC Capital Markets Corporation or another of our affiliates may use this pricing supplement in market-making transactions in any Notes after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market-making transaction.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The price to purchasers of three (3) month notes who maintain accounts with participating dealers in which only asset-based fees are charged is 98.75% and the concession paid to such dealers is 0.375%. The price to purchasers of six
(6) month notes who maintain accounts with participating dealers in which only asset-based fees are charged is 98.50% and the concession paid to such dealers is 0.375%. The price to purchasers of twelve (12) month notes who maintain accounts with participating dealers in which only asset-based fees are charged is 98.00% and the concession paid to such dealers is 0.625%. The price at which you purchase the notes includes hedging costs and profits that Royal Bank or its affiliates expect to incur or realize. These costs and profits will reduce the secondary market price, if any secondary market develops, for the notes. As a result, you will experience an immediate and substantial decline in the value of your notes on the issue date.


The Notes will not constitute deposits insured under the Canada Deposit Insurance Corporation Act or by the United States Federal Deposit Insurance Corporation or any other Canadian or United States government agency or instrumentality.


                                                                                           Proceeds to Royal Bank of
                                    Price to Public              Agent's Commission                 Canada
                                    ---------------              ------------------                 ------
RevCon# 793                               100%                         1.625%                       98.375%
                                       $2,730,000                    $44,362.50                  $2,685,637.50

RevCon# 794                               100%                         1.500%                       98.500%
                                        $142,000                     $2,130.00                    $139,870.00

RevCon# 795                               100%                         1.500%                       98.500%
                                        $32,000                       $480.00                     $31,520.00

RevCon# 796                               100%                         1.500%                       98.500%
                                        $233,000                     $3,495.00                    $229,505.00

RevCon# 797                               100%                         1.500%                       98.500%
                                        $846,000                     $12,690.00                   $833,310.00

RevCon# 798                               100%                         1.500%                       98.500%
                                        $269,000                     $4,035.00                    $264,965.00

RevCon# 799                               100%                         1.250%                       98.750%
                                         $8,000                       $100.00                      $7,900.00

RevCon# 800                               100%                         1.500%                       98.500%
                                        $956,000                     $14,340.00                  $ 941,660.00

RevCon# 801                               100%                         1.625%                       98.375%
                                        $318,000                     $5,167.50                   $ 312,832.50

RevCon# 803                               100%                         1.250%                       98.750%
                                        $309,000                     $3,862.50                   $ 305,137.50

RevCon# 804                               100%                         1.625%                       98.375%
                                       $1,278,000                    $20,767.50                 $ 1,257,232.50

                                      P-4

RevCon# 805                               100%                         1.500%                       98.500%
                                        $275,000                     $4,125.00                   $ 270,875.00

RevCon# 807                               100%                         1.250%                       98.750%
                                        $349,000                     $4,362.50                   $ 344,637.50

RevCon# 808                               100%                         1.750%                       98.250%
                                        $97,000                      $1,697.50                    $ 95,302.50

RevCon# 809                               100%                         1.750%                       98.250%
                                        $671,000                     $11,742.50                  $ 659,257.50

RevCon# 810                               100%                         1.750%                       98.250%
                                        $449,000                     $7,857.50                   $ 441,142.50

RevCon# 811                               100%                         1.750%                       98.250%
                                        $349,000                     $6,107.50                   $ 342,892.50

RevCon# 812                               100%                         1.750%                       98.250%
                                        $35,000                       $612.50                     $ 34,387.50

RevCon# 813                               100%                         1.500%                       98.500%
                                        $124,000                     $1,860.00                   $ 122,140.00

RevCon# 814                               100%                         1.500%                       98.500%
                                        $483,000                     $7,245.00                   $ 475,755.00

RevCon# 815                               100%                         1.750%                       98.250%
                                        $197,000                     $3,447.50                   $ 193,552.50

RevCon# 817                               100%                         1.500%                       98.500%
                                        $130,000                     $1,950.00                   $ 128,050.00

RevCon# 818                               100%                         1.875%                       98.125%
                                        $196,000                     $3,675.00                   $ 192,325.00

RevCon# 819                               100%                         1.500%                       98.500%
                                        $12,000                       $180.00                     $ 11,820.00

RevCon# 820                               100%                         2.500%                       97.500%
                                        $170,000                     $4,250.00                   $ 165,750.00

RevCon# 821                               100%                         2.500%                       97.500%
                                        $116,000                     $2,900.00                   $ 113,100.00

RevCon# 823                               100%                         2.500%                       97.500%
                                        $645,000                     $16,125.00                  $ 628,875.00

RevCon# 824                               100%                         2.000%                       98.000%
                                        $10,000                       $200.00                     $  9,800.00

RevCon# 826                               100%                         2.500%                       97.500%
                                        $112,000                     $2,800.00                   $ 109,200.00

                                      P-5

RevCon# 827                               100%                         2.500%                       97.500%
                                        $55,000                      $1,375.00                    $ 53,625.00

RevCon# 828                               100%                         2.625%                       97.375%
                                        $388,000                     $10,185.00                  $ 377,815.00

RevCon# 829                               100%                         2.500%                       97.500%
                                        $872,000                     $21,800.00                  $ 850,200.00

RevCon# 830                               100%                         2.500%                       97.500%
                                        $266,000                     $6,650.00                   $ 259,350.00

RevCon# 831                               100%                         2.500%                       97.500%
                                        $15,000                       $375.00                     $ 14,625.00

RevCon# 832                               100%                         2.500%                       97.500%
                                        $30,000                       $750.00                     $ 29,250.00

RevCon# 834                               100%                         2.500%                       97.500%
                                        $125,000                     $3,125.00                   $ 121,875.00

RevCon# 835                               100%                         2.000%                       98.000%
                                        $32,000                       $640.00                     $ 31,360.00

RevCon# 837                               100%                         2.500%                       97.500%
                                        $115,000                     $2,875.00                   $ 112,125.00

RevCon# 839                               100%                         1.625%                       98.375%
                                        $584,000                     $9,490.00                   $ 574,510.00

RevCon# 840                               100%                         1.875%                       98.125%
                                        $453,000                     $8,493.75                   $ 444,506.25


                         RBC Capital Markets Corporation
                                  June 25, 2008

You may revoke your offer to purchase the Notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase the Notes prior to their issuance. In the event of any changes to the terms of the Notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.


                     ADDITIONAL TERMS SPECIFIC TO THE NOTES

You should read this pricing supplement together with the prospectus dated January 5, 2007, as supplemented by the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated February 28, 2008, relating to our Senior Global Medium-Term Notes, Series C, of which these Notes are a part. This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in "Risk Factors" in the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated February 28, 2008, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

o    Prospectus dated January 5, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000025/
     o34295e424b3.htm

o    Prospectus Supplement dated February 28, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000285/
     o35030e424b3.htm

o    Product Prospectus Supplement dated February 28, 2008:
     http://sec.gov/Archives/edgar/data/1000275/000121465908000498/
     f22780424b5.txt

Our SEC file number is 333-139359. As used in this pricing supplement, the "Company," "we," "us," or "our" refers to Royal Bank of Canada.




Hypothetical Examples of Amounts Payable at Maturity

The examples set forth below are provided for illustration purposes only. Assumptions in each of the examples are purely fictional and do not relate to any actual Reference Stock performance. The hypothetical terms do not represent the terms of an actual Note. The examples are hypothetical, and do not purport to be representative of every possible scenario concerning increases or decreases in the price of the Reference Stock on the Valuation Date relative to its price on the Pricing Date. We cannot predict the Reference Stock performance.

The table below illustrates the payment at maturity assuming an initial investment of $1,000 if the Final Share Price (as a percentage of the Initial Share Price) were any of the hypothetical prices shown in the left column. We have assumed a Barrier Price of 80%. For this purpose, we have assumed that there will be no anti-dilution adjustments to the Final Share Price and no market disruption events. The second column shows the hypothetical payment at maturity (as a percentage of the Principal Amount) in the case where the market price of the Reference Stock does not close below the Barrier Price on any day during the Monitoring Period. The third column shows the hypothetical payment at maturity (as a percentage of the Principal Amount) in the case where the market price does close below the Barrier Price on any day during the Monitoring Period. The fourth column shows the hypothetical Physical Delivery Amount assuming an Initial Share Price of $100 (as a number of shares of the Reference

Stock). The fifth column shows the hypothetical Cash Delivery Amount (as a percentage of the Initial Share Price), should we elect to deliver the Cash Delivery Amount instead of the Physical Delivery Amount.

The prices in the left column represent hypothetical Final Share Prices and are expressed as percentages of the Initial Share Price. The amounts in the second and third columns represent the hypothetical payments at maturity, based on the corresponding hypothetical Final Share Prices.



                                    If the closing         If the closing
                                  market price of the    market price of the
                                    Reference Stock        Reference Stock
                                  does not fall below      falls below the
                                  the Barrier Price on     Barrier Price on
                                   any day during the     any day during the     Hypothetical
                                   Monitoring Period:      Monitoring Period:      Physical
                                                                                   Delivery       Hypothetical
                                     Hypothetical            Hypothetical          Amount as      Cash Delivery
      Hypothetical Final              Payment at              Payment at           Number of        Amount as
   Share Price as Percentage         Maturity as             Maturity as         Shares of the    Percentage of
              of                    Percentage of           Percentage of          Reference        Principal
      Initial Share Price          Principal Amount        Principal Amount          Stock            Amount
      -------------------          ----------------        ----------------          -----            ------
            200.00%                     100.00%                100.00%                n/a               n/a

            175.00%                     100.00%                100.00%                n/a               n/a

            150.00%                     100.00%                100.00%                n/a               n/a

            125.00%                     100.00%                100.00%                n/a               n/a

            100.00%                     100.00%                100.00%                n/a               n/a

            95.00%                      100.00%            Physical or Cash            10             95.00%
                                                           Delivery Amount

            90.00%                      100.00%            Physical or Cash            10             90.00%
                                                           Delivery Amount

            85.00%                      100.00%            Physical or Cash            10             85.00%
                                                           Delivery Amount

            80.00%                      100.00%            Physical or Cash            10             80.00%
                                                           Delivery Amount

            79.50%                        n/a              Physical or Cash            10             79.50%
                                                           Delivery Amount

            50.00%                        n/a              Physical or Cash            10             50.00%
                                                           Delivery Amount

            25.00%                        n/a              Physical or Cash            10             25.00%
                                                           Delivery Amount

             0.00%                        n/a              Physical or Cash            10              0.00%
                                                           Delivery Amount


The payments at maturity shown above are entirely hypothetical; they are based on market prices for the Reference Stock that may not be achieved on the Valuation Date and on assumptions that may prove to be erroneous. The actual market value of your Notes on the Maturity Date or at any other time, including any time you may wish to sell your Notes, may bear little relation to the hypothetical payments at maturity shown above, and those amounts should not be viewed as an indication of the financial return on an investment in the offered Notes or on an investment in the Reference Stock. Please read "Additional Risk Factors Specific to Your Notes" and "Hypothetical Returns on Your Notes" in the accompanying product prospectus supplement dated February 28, 2008.

Payments on your Notes are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on your Notes are economically equivalent to the amounts that would be paid on a combination of an interest-bearing bond bought, and an option sold, by the investor (with an implicit option premium paid over time to the investor). The discussion in this paragraph does not modify or affect the terms of the offered Notes or the United States or Canadian income tax treatment of the offered Notes as described under "Supplemental Discussion of Canadian Tax Consequences" and "Supplemental Discussion of Federal Income Tax Consequences" in the accompanying product prospectus supplement dated February 28, 2008.



Selected Purchase Considerations

o Market Disruption Events and Adjustments --The payment at maturity and the valuation date are subject to adjustment as described in the product prospectus supplement dated February 28, 2008. For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see "General Terms of the Reverse Convertible Notes--Consequences of Market Disruption Events" in the product prospectus supplement dated February 28, 2008.

o Principal At Risk -- Investors in these Notes could lose some or a substantial value of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

Certain U.S. Federal Income Tax Considerations:

     o RevCon 78008GER9 (AAPL): 2.81% of each stated interest payment (11.00% in total) will be treated as an interest payment and 8.19% of each stated interest payment (11.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GES7 (ACAS): 2.81% of each stated interest payment (12.00% in total) will be treated as an interest payment and 9.19% of each stated interest payment (12.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GET5 (ACH): 2.81% of each stated interest payment (14.75% in total) will be treated as an interest payment and 11.94% of each stated interest payment (14.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GEU2 (ANR): 2.81% of each stated interest payment (21.25% in total) will be treated as an interest payment and 18.44% of each stated interest payment (21.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GEV0 (BTU): 2.81% of each stated interest payment (20.50% in total) will be treated as an interest payment and 17.69% of each stated interest payment (20.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GEW8 (CLR): 2.81% of each stated interest payment (18.75% in total) will be treated as an interest payment and 15.94% of each stated interest payment (18.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GEX6 (EAC): 2.81% of each stated interest payment (10.75% in total) will be treated as an interest payment and 7.94% of each stated interest payment (10.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GEY4 (GM): 2.81% of each stated interest payment (17.75% in total) will be treated as an interest payment and 14.94% of each stated interest payment (17.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GEZ1 (GM): 2.81% of each stated interest payment (21.50% in total) will be treated as an interest payment and 18.69% of each stated interest payment (21.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GFB3 (MEDX): 2.81% of each stated interest payment (18.25% in total) will be treated as an interest payment and 15.44% of each stated interest payment (18.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GFC1 (PBR): 2.81% of each stated interest payment (14.00% in total) will be treated as an interest payment and 11.19% of each stated interest payment (14.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GFD9 (RIO): 2.81% of each stated interest payment (13.00% in total) will be treated as an interest payment and 10.19% of each stated interest payment (13.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GGP1 (WFC): 2.81% of each stated interest payment (11.75% in total) will be treated as an interest payment and 8.94% of each stated interest payment (11.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GFF4 (AAPL): 3.17% of each stated interest payment (12.25% in total) will be treated as an interest payment and 9.08% of each stated interest payment (12.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GFG2 (BGC): 3.17% of each stated interest payment (10.50% in total) will be treated as an interest payment and 7.33% of each stated interest payment (10.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GFH0 (CALM): 3.17% of each stated interest payment (15.25% in total) will be treated as an interest payment and 12.08% of each stated interest payment (15.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GFJ6 (DSX): 3.17% of each stated interest payment (15.50% in total) will be treated as an interest payment and 12.33% of each stated interest payment (15.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GFK3 (GM): 3.17% of each stated interest payment (14.00% in total) will be treated as an interest payment and 10.83% of each stated interest payment (14.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GFL1 (GM): 3.17% of each stated interest payment (22.75% in total) will be treated as an interest payment and 19.58% of each stated interest payment (22.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GFM9 (HAL): 3.17% of each stated interest payment (8.50% in total) will be treated as an interest payment and 5.33% of each stated interest payment (8.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GFN7 (ICE): 3.17% of each stated interest payment (12.75% in total) will be treated as an interest payment and 9.58% of each stated interest payment (12.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GFQ0 (MEDX): 3.17% of each stated interest payment (20.00% in total) will be treated as an interest payment and 16.83% of each stated interest payment (20.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GFR8 (MON): 3.17% of each stated interest payment (14.75% in total) will be treated as an interest payment and 11.58% of each stated interest payment (14.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GFS6 (SIRI): 3.17% of each stated interest payment (17.75% in total) will be treated as an interest payment and 14.58% of each stated interest payment (17.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GFU1 (AMD): 3.50% of each stated interest payment (19.00% in total) will be treated as an interest payment and 15.50% of each stated interest payment (19.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GFY3 (CELG): 3.50% of each stated interest payment (10.00% in total) will be treated as an interest payment and 6.50% of each stated interest payment (10.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GGB2 (FWLT): 3.50% of each stated interest payment (12.25% in total) will be treated as an interest payment and 8.75% of each stated interest payment (12.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GGD8 (GS): 3.50% of each stated interest payment (11.00% in total) will be treated as an interest payment and 7.50% of each stated interest payment (11.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GGF3 (LOW): 3.50% of each stated interest payment (9.75% in total) will be treated as an interest payment and 6.25% of each stated interest payment (9.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GGH9 (PWR): 3.50% of each stated interest payment (11.00% in total) will be treated as an interest payment and 7.50% of each stated interest payment (11.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GGJ5 (RIMM): 3.50% of each stated interest payment (13.75% in total) will be treated as an interest payment and 10.25% of each stated interest payment (13.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GGK2 (TEX): 3.50% of each stated interest payment (12.00% in total) will be treated as an interest payment and 8.50% of each stated interest payment (12.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GGL0 (WFC): 3.50% of each stated interest payment (10.00% in total) will be treated as an interest payment and 6.50% of each stated interest payment (10.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GFT4 (AIR): 3.50% of each stated interest payment (12.50% in total) will be treated as an interest payment and 9.00% of each stated interest payment (12.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GFV9 (AMZN): 3.50% of each stated interest payment (14.50% in total) will be treated as an interest payment and 11.00% of each stated interest payment (14.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GFZ0 (CHK): 3.50% of each stated interest payment (11.25% in total) will be treated as an interest payment and 7.75% of each stated interest payment (11.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GGC0 (GOOG): 3.50% of each stated interest payment (9.25% in total) will be treated as an interest payment and 5.75% of each stated interest payment (9.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GFX5 (BTU): 3.50% of each stated interest payment (15.75% in total) will be treated as an interest payment and 12.25% of each stated interest payment (15.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GGR7 (RIMM): 2.81% of each stated interest payment (15.00% in total) will be treated as an interest payment and 12.19% of each stated interest payment (15.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GGS5 (PBR): 3.17% of each stated interest payment (13.00% in total) will be treated as an interest payment and 9.83% of each stated interest payment (13.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.



Selected Risk Considerations

An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing directly in the Reference Stock. These risks are explained in more detail in the section "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated February 28, 2008. In addition to the risks described in the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated February 28, 2008, you should consider the following:

o You May Lose Some or All of Your Principal Amount -- You may receive a lower payment at maturity than you would have received if you had invested in the Reference Stock directly. If the Reference Stock performance is not positive, you may receive a payment at maturity of less than the principal amount of your Notes.

o The Inclusion in the Purchase Price of the Notes of A Selling Concession and of Royal Bank's Cost of Hedging its Market Risk under the Notes Will Adversely Affect the Value of the Notes Prior to Maturity -- The price at which you purchase of the notes includes a selling concession (including a broker's commission), as well as the costs that Royal Bank (or one of its affiliates) expects to incur in the hedging of its market risk under the notes. Such hedging costs include the expected cost of undertaking this hedge, as well as the profit that Royal Bank (or its affiliates) expects to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your notes prior to maturity may be less than your original purchase price. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.

Information Regarding the Issuers of the Reference Stocks

The Reference Stock is registered under the Securities Exchange Act of 1934. Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC's website at www.sec.gov. In addition, information regarding the Reference Stock may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

The following information regarding the issuer of the Reference Stock is derived from publicly available information.

We make no representation or warranty as to the accuracy or completeness of reports filed by the issuer with the SEC, information published by it on its website or in any other format, information about it obtained from any other source or the information provided below.

     o Apple Inc.designs, manufactures, and markets personal computers, portable digital music players, and mobile communication devices and sells a variety of related software, services, peripherals, and networking solutions. The Company sells its products worldwide through its online stores, its retail stores, its direct sales force, and third-party wholesalers, resellers, and value-added resellers. In addition, the Company sells a variety of third-party Macintosh (Mac), iPod and iPhone compatible products, including application software, printers, storage devices, speakers, headphones, and various other accessories and peripherals through its online and retail stores. The Company sells to education, consumer, creative professional, business and government customers.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-10030

     o American Capital Strategies, Ltd. (American Capital) is an alternative asset management company. The Company is engaged in providing capital to middle market companies with sales between $10 million and $750 million. American Capital primarily invests in senior debt, mezzanine debt and equity in the buyouts of private companies sponsored by the Company, the buyouts of private companies sponsored by other private equity firms and provides capital directly to early stage and mature private and small public companies. American Capital invests up to $800 million in a single middle market transaction in North America. It also invests in commercial mortgage-backed securities (CMBS), commercial collateralized loan obligation (CLO) securities and collateralized debt obligation (CDO) securities, and invests in alternative asset funds managed by itself. American Capital is also an alternative asset manager with $17 billion of assets under management as of December 31, 2007.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 814-00149

     o Aluminum Corporation of China Limited (Chalco), along with its subsidiaries, is engaged in the exploration and production of bauxite; and the production, sales and research of alumina, primary aluminum and aluminum-fabricated products. The principal products of the Company include alumina, primary aluminum, aluminum fabricated products, gallium and carbon. The Company operates in two segments:
          Alumina segment and Primary aluminum segment. On April 24, 2007, the Company issued shares in exchange for the remaining 72% shares owned by the other shareholders of Lanzhou Aluminum. During the year ended December 31, 2007, the Company distributed approximately 6.03 million metric tons of aluminum oxide as well as 3.09 million metric tons of virgin aluminum in the overseas markets. The Company is headquartered in Beijing, China.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-15264

     o AAR CORP. (AAR) is a diversified provider of products and services to the worldwide aviation and defense industries. AAR conducts its business activities through six principal operating subsidiaries: AAR Parts Trading, Inc., AAR Aircraft & Engine Sales & Leasing, Inc., AAR Services, Inc., AAR Aircraft Services, Inc., AAR Manufacturing, Inc. and AAR International, Inc. Its international business activities are conducted primarily through AAR International, Inc. The Company organizes its activities in four business segments: Aviation Supply Chain; Maintenance, Repair and Overhaul; Structures and Systems, and Aircraft Sales and Leasing. On January 12, 2007, the Company acquired substantially all of the assets of Reebaire Aircraft, Inc., a regional aircraft maintenance, repair and overhaul company located in Hot Springs, Arkansas. The acquired business will operate under the name AAR Aircraft Services-Hot Springs. In March 2008, AAR acquired Avborne Heavy Maintenance, Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-06263

     o Advanced Micro Devices, Inc. (AMD) is a global semiconductor company with facilities around the world. The Company offers primarily x86 microprocessors, for the commercial and consumer markets, embedded microprocessors for commercial, commercial client and consumer markets and chipsets for desktop and notebook personal computers (PCs), professional workstations and servers; graphics, video and multimedia products for desktop and notebook computers, including home media PCs, professional workstations and servers, and products for consumer electronic devices, such as mobile phone and digital televisions and technology for game consoles.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-07882

     o Amazon.com, Inc. (Amazon.com) operates retail Websites, which enables its consumer customers to find and discover anything they might want to buy online. The Company's retail Websites include www.amazon.de, www.amazon.fr, www.amazon.co.jp, www.amazon.co.uk and the Joyo Amazon Websites at www.joyo.cn and www.amazon.cn. Amazon.com has organized its operations into two principal segments: North America and International. The North America segment includes Websites, such as www.amazon.com , www.amazon.ca , www.shopbop.com and www.endless.com. The International segment includes www.amazon.co.uk , www.amazon.de , www.amazon.co.jp and www.amazon.fr. In March 2008, the Company announced the completion of its acquisition of Audible, Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-22513

     o Alpha Natural Resources, Inc. is an Appalachian coal supplier. The Company produces, processes and sells steam and metallurgical coal from eight regional business units, which, as of December 31, 2007, are supported by 32 active underground mines, 26 active surface mines and 11 preparation plants located throughout Virginia, West Virginia, Kentucky, and Pennsylvania, as well as a road construction business in West Virginia and Virginia that recovers coal. The Company is also involved in the purchase and resale of coal mined by others. In 2007, the Company sold a total of 28.5 million tons of steam and metallurgical coal. It owned or leased 617.5 million tons of coal reserves. On December 28, 2006, the Company's subsidiary, Palladian Lime, LLC (Palladian) acquired a 94% ownership interest in Gallatin Materials LLC (Gallatin). On June 29, 2007, it acquired certain coal mining assets in western West Virginia from Arch Coal, Inc. known as Mingo Logan.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32423

     o General Cable Corporation is engaged in developing, designing, manufacturing, marketing, distributing and installing copper, aluminum and fiber optic wire and cable products. The segments of the Company consist of North America, Europe and North Africa, and Rest of World
          (ROW), which consists of operations in Latin America, Sub-Saharan Africa, Middle East and Asia Pacific. On October 31, 2007, the Company completed the acquisition of Freeport-McMoRan Copper and Gold, Inc., which operated as Phelps Dodge International Corporation (PDIC). In April 2007, the Company completed the acquisition of Norddeutsche Seekabelwerke GmBH& Co. (NSW). It also completed the acquisition of E.C.N. Cable Group S.L. (ECN) in August 2006. The products of the Company include electric utility products, electrical infrastructure products, construction products, communication products and rod mill products.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-12983

     o Peabody Energy Corporation (Peabody) is a coal company. During the year ended December 31, 2007, the Company sold 237.8 million tons of coal. It sells coal to over 340 electricity generating and industrial plants in 19 countries. At December 31, 2007, the Company had 9.3 billion tons of proven and probable coal reserves. The Company owns majority interests in 31 coal operations located throughout all the United States coal producing regions and in Australia. In addition, it owns a minority interest in one Venezuelan mine, through a joint venture arrangement. Most of the production in the western United States is low-sulfur coal from the Powder River Basin. Peabody owns and operates six mines in Queensland, Australia, and five mines in New South Wales, Australia. During 2007, the Company generated 89% of its production from non-union mines. On October 31, 2007, Peabody spun-off portions of its Eastern United States Mining operations business segment to form Patriot Coal Corporation.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-16463

     o Cal-Maine Foods, Inc. is the producer and marketer of shell eggs in the United States. The Company's primary business is the production, grading, packaging, marketing and distribution of shell eggs. The Company is also the producer and marketer of specialty shell eggs in the United States. Specialty shell eggs include reduced cholesterol, cage free and organic eggs. During the fiscal year ended June, 2, 2007 (fiscal 2007), specialty shell eggs represented approximately 15% of the Company's shell egg dollar sales. The Company also produces, markets and distributes private label specialty shell eggs to several customers.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-04892

     o Celgene Corporation is an integrated biopharmaceutical company. The Company is primarily engaged in the discovery, development and commercialization of therapies designed to treat cancer and immune-inflammatory-related diseases. The Company's lead product is REVLIMID (lenalidomide) and THALOMID. REVLIMID was approved by the United States Food and Drug Administration (FDA), the European Commission, Swiss Agency for Therapeutic Products and Australian Therapeutic Goods Administration, for treatment in combination with dexamethasone for multiple myeloma patients who have received at least one prior therapy. THALOMID was approved by the FDA for treatment in combination with dexamethasone of patients with diagnosed multiple myeloma and is also approved for the treatment and suppression of cutaneous manifestations of erythema nodosum leprosum, an inflammatory complication of leprosy. In March 2008, Celgene Corporation completed the acquisition of Pharmion Corporation.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-16132

     o Chesapeake Energy Corporation is a producer of natural gas in the United States (first among independents). It owns interests in approximately 38,500 producing oil and natural gas wells that are producing approximately 2.2 billion cubic feet equivalent (bcfe), per day, 92% of which is natural gas. Its operations are located in the Mid-Continent region, which includes Oklahoma, Arkansas, southwestern Kansas and the Texas Panhandle; the Forth Worth Basin in north-central Texas; the Appalachian Basin, principally in West Virginia, eastern Kentucky, eastern Ohio and southern New York; the Permian and Delaware Basins of West Texas and eastern New Mexico; the Ark-La-Tex area of East Texas and northern Louisiana, and the South Texas and Texas Gulf

          Coast regions. In July 2007, the Company announced the acquisition of Kerr-McGee Tower from Anadarko Petroleum Corporation and subsequent sale of the tower to SandRidge Energy, Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-13726

     o Continental Resources, Inc. is an independent oil and natural gas exploration and production company with operations in the Rocky Mountain, Mid-Continent and Gulf Coast regions of the United States. The Company focuses its exploration activities in new or developing plays that provide it with the opportunity to acquire undeveloped acreage positions for future drilling operations. During the year ended December 31, 2007, approximately 82% of the Company's estimated proved reserves were located in the Rocky Mountain region. As of December 31, 2007, its estimated proved reserves were 134.6 million barrels of oil equivalent (MMBoe), with estimated proved developed reserves of 101.2 MMBoe, or 75% of its total estimated proved reserves. Crude oil comprised 77% of its total estimated proved reserves.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32886

     o Diana Shipping Inc., incorporated in March 1999, is a global provider of shipping transportation services. The Company is engaged in transporting dry bulk cargoes, including commodities as iron ore, coal, grain and other materials along global shipping routes. The Company's fleet consists of 19 dry bulk carriers, of which 13 are Panamax and six are Capesize dry bulk carriers, having a combined carrying capacity of approximately two million deadweight tons and a weighted average age of 3.5 years. During the year ended December 31, 2007, the Company had a fleet utilization of 99.3%.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32458

     o Encore Acquisition Company (Encore) is engaged in the acquisition and development of oil and natural gas reserves from onshore fields in the United States. The Company's properties and oil and natural gas reserves are located in four core areas: the Cedar Creek Anticline
          (CCA) in the Williston Basin of Montana and North Dakota; the Permian Basin of West Texas and Southeastern New Mexico; the Rockies, which includes non-CCA assets in the Williston, Big Horn and Powder River Basins of Montana, North Dakota, and Wyoming, and the Paradox Basin of southeastern Utah, and the Mid-Continent area, which includes the Arkoma and Anadarko Basins of Oklahoma, the North Louisiana Salt Basin, and the East Texas Basin. In April 2007, the Company completed the acquisition of the oil and natural gas properties in the Williston Basin from subsidiaries of Anadarko Petroleum Corporation.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-16295

     o Foster Wheeler Limited operates through two business groups, the Global Engineering & Construction Group (Global E&C Group) and the Global Power Group. The Global E&C Group, which operates globally, designs, engineers and constructs onshore and offshore upstream oil and gas processing facilities, natural gas liquefaction facilities and receiving terminals, gas-to-liquids facilities, oil refining, chemical and petrochemical, pharmaceutical and biotechnology facilities and related infrastructure, including power generation and distribution facilities, and gasification facilities. The Global Power Group designs, manufactures and erects steam generating and auxiliary equipment for electric power generating stations and industrial facilities globally. In February 2008, the Company completed the acquisition of Biokinetics. On April 7, 2006, the Company completed the purchase of the remaining 51% interest in MF Power.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-31305

     o General Motors Corporation (GM) is engaged in the worldwide development, production and marketing of cars, trucks and parts. The Company develops, manufactures and markets vehicles worldwide through its four automotive regions: GM North America (GMNA), GM Europe (GME), GM Latin America/Africa/Mid-East (GMLAAM) and GM Asia Pacific (GMAP). Also, its finance and insurance operations are primarily conducted through GMAC LLC, the successor to General Motors Acceptance Corporation (GMAC LLC and General Motors Acceptance Corporation, or
          GMAC). GMAC was a wholly owned subsidiary until November 30, 2006, when GM sold a 51% controlling ownership interest in GMAC to a consortium of investors (GMAC Transaction). GMAC provides a range of financial services, including consumer vehicle financing, automotive dealership and other commercial financing, residential mortgage services, automobile service contracts, personal automobile insurance coverage and selected commercial insurance coverage.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00043

     o Google Inc. maintains an index of Websites and other online content, and makes this information freely available to anyone with an Internet connection. The Company's automated search technology helps people obtain nearly instant access to relevant information from its online index. Google generates revenue primarily by delivering online advertising. Businesses use its AdWords program to promote their products and services with targeted advertising. In addition, the thousands of third-party Websites that comprise the Google Network use its AdSense program to deliver relevant ads that generate revenue and enhance the user experience. In September 2007, Google completed the acquisition of Postini, Inc., a provider of information security and compliance solutions. In March 2008, the Company completed the acquisition of DoubleClick, which offers online advertisement serving and management technology to advertisers, Web publishers and advertisement agencies.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-50726

     o The Goldman Sachs Group, Inc. (Goldman Sachs) is a global investment banking, securities and investment management firm that provides a range of services worldwide to a client base that includes corporations, financial institutions, governments and high-net-worth individuals. Its activities are divided into three segments:
          Investment Banking, Trading and Principal Investments, and Asset Management and Securities Services. Investment Banking and Asset Management and Securities Services each represented 16% of net revenues during the fiscal year ended November 30, 2007 (fiscal 2007). Trading and Principal Investments represented 68% of net revenues in fiscal 2007. On December 11, 2007, Credit-Based Asset Servicing and Securitization LLC, a sub-prime mortgage investor, sold its Litton Loan Servicing business to Goldman Sachs. In June 2008, the Company's division, Goldman Sachs Urban Investment Group, and Cordova, Smart & Williams, LLC announced the acquisition of H2O Plus, LLC.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-14965

     o Halliburton Company provides a variety of services and products to customers in the energy industry. The Company operates under two divisions: the Completion and Production segment, and the Drilling and Evaluation segment. It offers a suite of services and products to customers through its two business segments for the exploration, development, and production of oil and gas. Halliburton Company serves national and independent oil and gas companies throughout the world. In July 2007, the Company acquired the entire share capital of PSL Energy Services Limited (PSLES), an eastern hemisphere provider of process, pipeline, and well intervention services. PSLES has operational bases in the United Kingdom, Norway, the Middle East, Azerbaijan, Algeria and Asia Pacific. In January 2007, Halliburton Company acquired all intellectual property, current assets and existing business associated with Calgary-based Ultraline Services Corporation (Ultraline), a division of Savanna Energy Services Corp.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-03492

     o IntercontinentalExchange, Inc. (IntercontinentalExchange) is an operator of regulated futures exchanges, as well as global over-the-counter (OTC) markets. It offers an integrated electronic platform for side-by-side trading of energy products in futures and both cleared and bilateral OTC markets. Through its electronic trading platform, the Company's marketplace brings together buyers and sellers of derivative and physical commodities and financial contracts and its participants to optimize their trading, risk management and hedging operations. The Company's operation has three segments: futures business segment, OTC business segment and market data business segment. On January 12, 2007, the Company acquired Intercontinental Exchange (ICE), Futures United States and on August 27, 2007, it acquired ICE Futures Canada. On July 9, 2007, the Company acquired the trading business assets of ChemConnect Inc. and On October 1, 2007, it acquired Chatham Energy.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32671

     o Lowe's Companies, Inc. is a home improvement retailer, with specific emphasis on retail do-it-yourself (DIY) customers, do-it-for-me (DIFM) customers, who utilize its installation services, and commercial business customers. The Company offers a line of products and services for home decorating, maintenance, repair, remodeling and property maintenance. As of February 1, 2008, it operated 1,534 stores in 50 states and Canada, with 174 million square feet of retail selling space. Lowe's Companies, Inc. serves homeowners, renters and commercial business customers. Homeowners and renters primarily consist of do-it-yourselfers, and others buying for personal and family use. Commercial business customers include repair and remodeling contractors, electricians, landscapers, painters, plumbers, and commercial and residential property maintenance professionals, among others.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-07898

     o Medarex Inc. is a biopharmaceutical company focused on the discovery, development and commercialization of fully human antibody-based therapeutic product candidates. As of December 31, 2007, over 40 antibody product candidates generated from the Company's UltiMAb technology are in human clinical trials, or have had regulatory applications submitted for such trials. Eight of the advanced product candidates, in which Medarex has an economic interest through co-promotion/profit sharing rights, royalties and/or equity ownership, are in Phase III clinical trials or the subject of regulatory applications for marketing authorization. Seven of these late-stage product candidates were generated through the use of its UltiMAb technology. In addition to the antibody candidates in Phase III trials, multiple product candidates in Phase II, Phase I and preclinical testing are being developed by Medarex alone, by Medarex jointly with its partners, or separately by its partners.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-19312

     o Monsanto Company (Monsanto), along with its subsidiaries, is a global provider of agricultural products for farmers. The Company's seeds, biotechnology trait products, and herbicides provide farmers with solutions that improve productivity, reduce the costs of farming, and produce better foods for consumers and better feed for animals. It has two segments: Seeds and Genomics and Agricultural Productivity. Through its Seeds and Genomics segment, it produces seed brands, including DEKALB, Asgrow, D&PL, Deltapine and Seminis, and it develops biotechnology traits that assist farmers in controlling insects and weeds. It also provides other seed companies with genetic material and biotechnology traits for their seed brands. Through its Agricultural Productivity segment, the Company manufactures Roundup brand herbicides and other herbicides and provides lawn-and-garden herbicide products for the residential market and animal agricultural products focused on improving dairy cow productivity.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-16167

     o Petroleo Brasileiro SA - Petrobras (Petrobras) is a Brazil-based holding company is engaged in the exploration, exploitation and production of oil from reservoir wells, shale and other rocks, and in the refining, processing, trade and transport of oil and oil products, natural gas and other fluid hydrocarbons, in addition to other energy related activities. Petrobras has 109 production platforms and 15 refineries. It operates 31,089 kilometers of pipelines. The Company has various subsidiaries: Petrobras Distribuidora SA - BR, which is involved in the distribution and commercialization of oil products and natural gas, and Petrobras Netherlands BV - PNBV, which is active in the purchase, sale and rent of equipment and platforms for the production of oil and gas. Petrobras operates in Brazil, Argentina, Mexico, Portugal, the United States, Peru and Turkey, among others.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-15106

     o Quanta Services, Inc. (Quanta) is a provider of specialty contracting services, offering end-to-end network solutions to the electric power, gas, telecommunications, cable television and specialty services industries. In the Company's consolidated revenues during the year ended December 31, 2007, 57% was attributable to electric power work, 14% to gas work, 17% to telecommunications and cable television work and 12% to ancillary services, such as inside electrical wiring, intelligent traffic networks, fueling systems, cable and control systems for light rail lines, airports and highways and specialty rock trenching, directional boring and road milling for industrial and commercial customers. In August 2007, Quanta completed the acquisition of InfraSource Services, Inc. As a result, InfraSource Services, Inc. became a wholly owned subsidiary of Quanta.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-13831

     o Research In Motion Limited (RIM) is a designer, manufacturer and marketer of wireless solutions for the worldwide mobile communications market. Through the development of integrated hardware, software and services that support multiple wireless network standards, RIM provides platforms and solutions for seamless access to time-sensitive information including email, phone, short message service (SMS) messaging, Internet and intranet-based applications. RIM technology also enables an array of third party developers and manufacturers to enhance their products and services with wireless connectivity to data. RIM's portfolio of products, services and embedded technologies are used by organizations worldwide and include the BlackBerry wireless solution, software development tools, and other software and hardware. RIM operates offices in North America, Europe and Asia Pacific.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-29898

     o Companhia Vale do Rio Doce (Vale) is a metals and mining company. The Company is also a producer of iron ore and iron ore pellets. It also produces bauxite, alumina, aluminum, copper, coal, cobalt, precious metals, potash and other products. Vale operates logistics systems in Brazil, including railroads, maritime terminals and a port, which are integrated with its mining operations. Directly and through affiliates and joint ventures, the Company has investments in the energy and steel businesses. The Company's principal nickel mines and processing operations are carried out by its subsidiary Vale Inco Limited (Vale
          Inco), with mining operations in Canada and Indonesia. Vale operates or have interests in nickel refining facilities in the United Kingdom, Japan, Taiwan, South Korea and China. In April 2007, Vale acquired 100% of AMCI Holdings Australia Pty and formally renamed it Vale Australia Holdings (Vale Australia).

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 005-55631

     o Sirius Satellite Radio Inc. is a satellite radio provider in the United States. The Company offers over 130 channels to its subscribers, 69 channels of 100% commercial-free music and 65 channels of sports, news, talk, entertainment, traffic, weather and data content. Its primary source of revenue is subscription fees, with most of its customers subscribing to SIRIUS on either an annual, semi-annual, quarterly or monthly basis. As of December 31, 2007, the Company had 8,321,785 subscribers. In addition, it derives revenue from activation fees, the sale of advertising on its non-music channels, and the direct sale of SIRIUS radios and accessories. The Company's subscribers receive its service through SIRIUS radios, which are sold primarily by its Website and automakers, consumer electronics retailers and mobile audio dealers. Various brands of SIRIUS radios are Best Buy, Circuit City, Costco, Crutchfield, Sam's Club, Target and Wal-Mart and through RadioShack.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-24710

     o Terex Corporation (Terex) is a diversified global manufacturer of capital equipment focused on delivering reliable, customer relevant solutions for the construction, infrastructure, quarrying, surface mining, shipping, transportation, refining and utility industries. The Company operates in five segments: Terex Aerial Work Platforms, Terex Construction, Terex Cranes, Terex Materials Processing & Mining and Terex Roadbuilding, Utility Products and Other. In November 2007, it acquired Superior Highwall Miners, Inc. (SHM). In December 2007, it acquired a controlling share of its ongoing joint venture, Terex Vectra Equipment, which builds loader-backhoes, skid steer loaders and compaction rollers at a facility occupying 36 acres in Greater Noida, Utter Pradesh, India. On January 8, 2008, it acquired Phoenix Equipment. In March 2008, the Company acquired A.S.V., Inc. A.S.V., Inc. became part of the Terex Construction segment.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-10702

     o Wells Fargo & Company is a financial holding company and a bank holding company. It is a diversified financial services company. It provides retail, commercial and corporate banking services through banking stores located in 23 states: Alaska, Arizona, California, Colorado, Idaho, Illinois, Indiana, Iowa, Michigan, Minnesota, Montana, Nebraska, Nevada, New Mexico, North Dakota, Ohio, Oregon, South Dakota, Texas, Utah, Washington, Wisconsin and Wyoming. It provides other financial services through subsidiaries engaged in various businesses, principally wholesale banking, mortgage banking, consumer finance, equipment leasing, agricultural finance, commercial finance, securities brokerage and investment banking, insurance agency and brokerage services, computer and data processing services, trust services, investment advisory services and venture capital investment. It operates in three segments: Community Banking, Wholesale Banking and Wells Fargo Financial.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-02979

                             Historical Information

The graphs below set forth the historical performances of the Reference Stocks. In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end closing prices of each Reference Stock. The information provided in each table is for the second, third and fourth calendar quarters of 2004, the four quarters of 2005, 2006 and 2007, the first quarter of 2008 as well as for the period from April 1, 2008 through June 25, 2008. (No price provided in the table for a particular period indicates that such Reference Stock was not traded at such time.)

     We obtained the information regarding the historical performance of the Reference Stocks in the charts below from Bloomberg Financial Markets and FactSet Research Systems Inc.

     We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets and FactSet Research Systems Inc. The historical performance of the Reference Stocks should not be taken as an indication of future performance, and no assurance can be given as to the market prices of each Reference Stock on the Valuation Date. We cannot give you assurance that the performance of each Reference Stock will result in any return in addition to your initial investment.

                                Apple Inc. (APPL)
                                (Jun-98 - Jun-07)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------         ----------              -------                   -------                   -------
   04/01/2004         06/30/2004               17.095                    12.745                    16.27
   07/01/2004         09/30/2004               19.635                    14.37                     19.375
   10/01/2004         12/31/2004               34.785                    18.825                    32.2

   01/01/2005         03/31/2005               45.44                     31.3                      41.67
   04/01/2005         06/30/2005               44.45                     33.11                     36.81
   07/01/2005         09/30/2005               54.56                     36.29                     53.61
   10/01/2005         12/30/2005               75.46                     47.87                     71.89

   01/01/2006         03/31/2006               86.4                      57.67                     62.72
   04/01/2006         06/30/2006               73.8                      55.41                     57.27
   07/01/2006         09/29/2006               77.78                     50.16                     76.98
   09/30/2006         12/29/2006               93.159                    72.6                      84.84

   01/01/2007         03/30/2007               97.8                      81.9                      92.91
   03/31/2007         06/29/2007              127.61                     89.6                     122.04
   06/30/2007         09/28/2007              155                       111.62                    153.47
   09/29/2007         12/31/2007              202.96                    150.63                    198.08

   01/01/2008         03/31/2008              200.26                    115.44                    143.5
   04/01/2008         06/25/2008              192.24                    143.61                    177.39


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                    American Capital Strategies, Ltd. (ACAS)
                                (Jun-98 - Jun-07)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------         ----------              -------                   -------                   -------
   04/01/2004         06/30/2004               33.65                     24.7                      28.02
   07/01/2004         09/30/2004               32.3                      27.54                     31.34
   10/01/2004         12/31/2004               33.6                      29.23                     33.35

   01/01/2005         03/31/2005               35.7                      29.51                     31.41
   04/01/2005         06/30/2005               36.49                     31.01                     36.11
   07/01/2005         09/30/2005               39.61                     34.24                     36.66
   10/01/2005         12/30/2005               39.1                      34.65                     36.21

   01/01/2006         03/31/2006               37.8                      34.4                      35.16
   04/01/2006         06/30/2006               35.5                      29.65                     33.48
   07/01/2006         09/29/2006               39.74                     33.04                     39.47
   09/30/2006         12/29/2006               46.45                     38.72                     46.26

   01/01/2007         03/30/2007               49.96                     39.3                      44.31
   03/31/2007         06/29/2007               49.45                     40.83                     42.52
   06/30/2007         09/28/2007               46.99                     35                        42.73
   09/29/2007         12/31/2007               46.13                     32.3638                   32.96

   01/01/2008         03/31/2008               37.855                    26.15                     34.16
   04/01/2008         06/25/2008               35.84                     25.92                     26.85


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                   Aluminum Corporation of China Limited (ACH)
                                (Dec-01 - Dec-07)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------         ----------              -------                   -------                   -------
   04/01/2004         06/30/2004               23.0625                   11.3                      13.6025
   07/01/2004         09/30/2004               16.8375                   10.5725                   16.59
   10/01/2004         12/31/2004               17.4825                   13.9375                   14.6375

   01/01/2005         03/31/2005               16.65                     12.73                     14.63
   04/01/2005         06/30/2005               15.3575                   12.4125                   13.7425
   07/01/2005         09/30/2005               15.865                    13.2775                   15.6925
   10/01/2005         12/30/2005               19.8                      14.31                     19.085

   01/01/2006         03/31/2006               27.9                      18.575                    26.18
   04/01/2006         06/30/2006               27.6                      15.89                     18.675
   07/01/2006         09/29/2006               19.6875                   15.66                     15.93
   09/30/2006         12/29/2006               24.35                     15.5275                   23.5

   01/01/2007         03/30/2007               27.41                     21.5                      25.99
   03/31/2007         06/29/2007               44                        25.9                      42.7
   06/30/2007         09/28/2007               72.39                     33.75                     70.03
   09/29/2007         12/31/2007               90.95                     47.68                     50.64

   01/01/2008         03/31/2008               52.49                     33                        40.43
   04/01/2008         06/25/2008               47.95                     28.13                     29.32


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 AAR Corp. (AIR)
                                (Jun-98 - Jun-07)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------         ----------              -------                   -------                   -------
   04/01/2004         06/30/2004               12.92                      8.62                     11.35
   07/01/2004         09/30/2004               13.99                      8.86                     12.45
   10/01/2004         12/31/2004               14.75                     10.51                     13.62

   01/01/2005         03/31/2005               15.33                     10.6                      13.6
   04/01/2005         06/30/2005               16.92                     12.52                     15.71
   07/01/2005         09/30/2005               18.45                     15.06                     17.18
   10/01/2005         12/30/2005               25.45                     14.95                     23.95

   01/01/2006         03/31/2006               29.26                     22.98                     28.48
   04/01/2006         06/30/2006               29.32                     19.4                      22.23
   07/01/2006         09/29/2006               25.92                     20.08                     23.84
   09/30/2006         12/29/2006               29.8                      23.11                     29.19

   01/01/2007         03/30/2007               32.9                      27.23                     27.56
   03/31/2007         06/29/2007               34.83                     27.33                     33.01
   06/30/2007         09/28/2007               34.95                     28.21                     30.34
   09/29/2007         12/31/2007               39.42                     28.88                     38.03

   01/01/2008         03/31/2008               38.49                     22.97                     27.27
   04/01/2008         06/25/2008               27.77                     14.35                     14.52


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                       Advanced Micro Devices, Inc. (AMD)
                                (Jun-98 - Jun-07)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------         ----------              -------                   -------                   -------
   04/01/2004         06/30/2004               17.6                      13.65                     15.9
   07/01/2004         09/30/2004               15.9                      10.76                     13
   10/01/2004         12/31/2004               24.95                     13.09                     22.02

   01/01/2005         03/31/2005               22.3                      14.63                     16.12
   04/01/2005         06/30/2005               18.34                     14.08                     17.34
   07/01/2005         09/30/2005               25.75                     17.22                     25.2
   10/01/2005         12/30/2005               31.84                     20.22                     30.6

   01/01/2006         03/31/2006               42.7                      30.88                     33.16
   04/01/2006         06/30/2006               35.75                     23.46                     24.42
   07/01/2006         09/29/2006               27.9                      16.9                      24.85
   09/30/2006         12/29/2006               25.69                     19.9                      20.35

   01/01/2007         03/30/2007               20.63                     12.96                     13.06
   03/31/2007         06/29/2007               15.95                     12.6                      14.3
   06/30/2007         09/28/2007               16.19                     11.27                     13.2
   09/29/2007         12/31/2007               14.73                      7.26                      7.5

   01/01/2008         03/31/2008                8.08                      5.31                      5.89
   04/01/2008         06/25/2008                7.98                      5.61                      6.43


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Amazon.com, Inc. (AMZN)
                                (Jun-98 - Jun-07)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------         ----------              -------                   -------                   -------
   04/01/2004         06/30/2004               54.7                      40.55                     54.4
   07/01/2004         09/30/2004               54.04                     34.85                     40.86
   10/01/2004         12/31/2004               45.68                     33                        44.29

   01/01/2005         03/31/2005               45.44                     32.82                     34.27
   04/01/2005         06/30/2005               36.99                     30.6                      33.09
   07/01/2005         09/30/2005               46.97                     32.79                     45.3
   10/01/2005         12/30/2005               50.001                    38.72                     47.15

   01/01/2006         03/31/2006               48.58                     35.1391                   36.53
   04/01/2006         06/30/2006               38.84                     31.52                     38.68
   07/01/2006         09/29/2006               38.62                     25.76                     32.12
   09/30/2006         12/29/2006               43.25                     30.58                     39.46

   01/01/2007         03/30/2007               42                        36.3                      39.79
   03/31/2007         06/29/2007               74.72                     39.55                     68.41
   06/30/2007         09/28/2007               94.26                     68.01                     93.15
   09/29/2007         12/31/2007              101.09                     76.5                      92.64

   01/01/2008         03/31/2008               97.43                     61.2                      71.3
   04/01/2008         06/25/2008               84.88                     70.65                     80.51


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                       Alpha Natural Resources, Inc. (ANR)
                                (Feb-05 - Feb-08)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------         ----------              -------                   -------                   -------
   12/31/2004         03/31/2005               30.5                      19                        28.67

   04/01/2005         06/30/2005               29.5                      22                        23.88
   07/01/2005         09/30/2005               32.73                     23.83                     30.04
   10/01/2005         12/30/2005               30.47                     18.7                      19.21

   01/01/2006         03/31/2006               23.6                      19.25                     23.14
   04/01/2006         06/30/2006               27.46                     17.88                     19.62
   07/01/2006         09/29/2006               20.18                     14.41                     15.76
   09/30/2006         12/29/2006               17.07                     14.09                     14.23

   01/01/2007         03/30/2007               15.85                     12.32                     15.63
   03/31/2007         06/29/2007               21.07                     15.43                     20.79
   06/30/2007         09/28/2007               23.5                      15.92                     23.23
   09/29/2007         12/31/2007               35.2                      22.78                     32.48

   01/01/2008         03/31/2008               44.58                     21.92                     43.44
   04/01/2008         06/25/2008              104.4                      40.05                     92.87


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                         General Cable Corporation (BGC)
                                (Jun-98 - Jun-07)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------         ----------              -------                   -------                   -------
   04/01/2004         06/30/2004                8.77                      6.79                      8.55
   07/01/2004         09/30/2004               11.14                      7.95                     10.64
   10/01/2004         12/31/2004               14.1                       9.59                     13.85

   01/01/2005         03/31/2005               13.86                     11.1                      12.07
   04/01/2005         06/30/2005               15.1                      11.41                     14.83
   07/01/2005         09/30/2005               17.25                     14.2                      16.8
   10/01/2005         12/30/2005               20.84                     14.66                     19.7

   01/01/2006         03/31/2006               30.99                     19.58                     30.33
   04/01/2006         06/30/2006               38.1499                   26.1                      35
   07/01/2006         09/29/2006               39.85                     28.87                     38.21
   09/30/2006         12/29/2006               45.41                     37.04                     43.71

   01/01/2007         03/30/2007               55.66                     42.25                     53.43
   03/31/2007         06/29/2007               79.23                     51.82                     75.75
   06/30/2007         09/28/2007               84.95                     48.16                     67.12
   09/29/2007         12/31/2007               83.5                      62.16                     73.28

   01/01/2008         03/31/2008               73.93                     47.88                     59.07
   04/01/2008         06/25/2008               75                        59.31                     62.05


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Peabody Energy Corporation (BTU)
                                (May-01 - May-08)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------         ----------              -------                   -------                   -------
   04/01/2004         06/30/2004               13.1096                    9.7719                   13.1049
   07/01/2004         09/30/2004               14.1441                   11.8761                   13.9265
   10/01/2004         12/31/2004               20.3163                   12.6438                   18.9377

   01/01/2005         03/31/2005               23.8459                   17.2009                   21.7019
   04/01/2005         06/30/2005               26.4252                   18.4204                   24.3608
   07/01/2005         09/30/2005               40.2814                   24.3467                   39.4856
   10/01/2005         12/30/2005               40.7027                   32.9695                   38.5822

   01/01/2006         03/31/2006               49.185                    38.6056                   47.1955
   04/01/2006         06/30/2006               71.4252                   43.8251                   52.195
   07/01/2006         09/29/2006               56.0804                   30.8395                   34.4347
   09/30/2006         12/29/2006               45.4916                   31.8787                   37.8332

   01/01/2007         03/30/2007               41.756                    33.8916                   37.674
   03/31/2007         06/29/2007               52.2044                   37.4119                   45.295
   06/30/2007         09/28/2007               47.7385                   35.9701                   44.8175
   09/29/2007         12/31/2007               62.55                     44.4898                   61.64

   01/01/2008         03/31/2008               63.97                     42.05                     51
   04/01/2008         06/25/2008               87.7                      49.38                     82.58


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                          Cal-Maine Foods, Inc. (CALM)
                                (Jun-98 - Jun-07)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------         ----------              -------                   -------                   -------
   04/01/2004         06/30/2004               17.865                    10.21                     14
   07/01/2004         09/30/2004               16.49                      9.8                      10.97
   10/01/2004         12/31/2004               14.93                      9.91                     12.09

   01/01/2005         03/31/2005               12.84                      7.37                      7.86
   04/01/2005         06/30/2005                8.29                      5.55                      6.05
   07/01/2005         09/30/2005                7.01                      5.8                       6.3
   10/01/2005         12/30/2005                7.44                      5.75                      6.79

   01/01/2006         03/31/2006                7.9                       6.03                      7.27
   04/01/2006         06/30/2006                7.75                      6.55                      6.87
   07/01/2006         09/29/2006                7.58                      6.29                      6.63
   09/30/2006         12/29/2006                8.94                      6.14                      8.58

   01/01/2007         03/30/2007               14.49                      8.3                      13.45
   03/31/2007         06/29/2007               16.78                     11.6                      16.38
   06/30/2007         09/28/2007               25.63                     13.88                     25.24
   09/29/2007         12/31/2007               31.45                     21.04                     26.53

   01/01/2008         03/31/2008               40.75                     20.75                     33.38
   04/01/2008         06/25/2008               35.33                     26.6                      29.78


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Celgene Corporation (CELG)
                                (Jun-98 - Jun-07)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------         ----------              -------                   -------                   -------
   04/01/2004         06/30/2004               15.15                     11.25                     14.315
   07/01/2004         09/30/2004               15.045                    11.6625                   14.5575
   10/01/2004         12/31/2004               16.29                     12.875                    13.26

   01/01/2005         03/31/2005               17.62                     12.35                     17.025
   04/01/2005         06/30/2005               21.615                    16.605                    20.35
   07/01/2005         09/30/2005               29.41                     19.775                    27.16
   10/01/2005         12/30/2005               32.68                     22.59                     32.4

   01/01/2006         03/31/2006               44.22                     31.505                    44.22
   04/01/2006         06/30/2006               48.4                      36.02                     47.43
   07/01/2006         09/29/2006               49.41                     39.31                     43.3
   09/30/2006         12/29/2006               60.12                     41.68                     57.53

   01/01/2007         03/30/2007               58.6                      49.46                     52.46
   03/31/2007         06/29/2007               66.95                     52.4                      57.33
   06/30/2007         09/28/2007               72.23                     56.5                      71.31
   09/29/2007         12/31/2007               75.44                     41.26                     46.21

   01/01/2008         03/31/2008               62.2                      46.07                     61.29
   04/01/2008         06/25/2008               65.9                      56.88                     61.97


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                       Chesapeake Energy Corporation (CHK)
                                (Jun-98 - Jun-07)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------         ----------              -------                   -------                   -------
   04/01/2004         06/30/2004               15.05                     12.68                     14.72
   07/01/2004         09/30/2004               16.24                     13.69                     15.83
   10/01/2004         12/31/2004               18.31                     15.17                     16.5

   01/01/2005         03/31/2005               23.65                     15.06                     21.94
   04/01/2005         06/30/2005               24                        17.74                     22.8
   07/01/2005         09/30/2005               38.98                     22.9                      38.25
   10/01/2005         12/30/2005               40.2                      26.59                     31.73

   01/01/2006         03/31/2006               35.57                     27.75                     31.41
   04/01/2006         06/30/2006               33.79                     26.81                     30.25
   07/01/2006         09/29/2006               33.76                     28.06                     28.98
   09/30/2006         12/29/2006               34.27                     27.9                      29.05

   01/01/2007         03/30/2007               31.83                     27.27                     30.88
   03/31/2007         06/29/2007               37.75                     30.88                     34.6
   06/30/2007         09/28/2007               37.55                     31.38                     35.26
   09/29/2007         12/31/2007               41.19                     34.9                      39.2

   01/01/2008         03/31/2008               49.87                     34.42                     46.15
   04/01/2008         06/25/2008               68.1                      45.25                     63.77


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Continental Resources, Inc. (CLR)
                                (May-07 - May-08)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------         ----------              -------                   -------                   -------
   03/31/2007         06/29/2007               16.4                      14                        16
   06/30/2007         09/28/2007               18.97                     14.11                     18.14
   09/29/2007         12/31/2007               27.62                     18.05                     26.13

   01/01/2008         03/31/2008               32.06                     20.55                     31.89
   04/01/2008         06/25/2008               76.1                      30.55                     66.81


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            Diana Shipping Inc. (DSX)
                                (Mar-05 - Mar-08)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------         ----------              -------                   -------                   -------
   12/31/2004         03/31/2005               18.2                      15.5                      16.54

   04/01/2005         06/30/2005               17.2                      13                        14.64
   07/01/2005         09/30/2005               16.9                      12.32                     16.5
   10/01/2005         12/30/2005               16.99                     11.4                      12.86

   01/01/2006         03/31/2006               13.59                     11.09                     12.11
   04/01/2006         06/30/2006               12.59                      9.5                      10.75
   07/01/2006         09/29/2006               14.15                     10                        13.33
   09/30/2006         12/29/2006               15.95                     13.09                     15.81

   01/01/2007         03/30/2007               20.79                     15.71                     17.61
   03/31/2007         06/29/2007               23.15                     17.51                     22.4
   06/30/2007         09/28/2007               29.68                     19.5                      28.5
   09/29/2007         12/31/2007               45.15                     26.8                      31.46

   01/01/2008         03/31/2008               32.11                     20.15                     26.32
   04/01/2008         06/25/2008               41.1                      25.92                     32.23


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Encore Acquisition Company (EAC)
                                (Mar-01 - Mar-08)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------         ----------              -------                   -------                   -------
   04/01/2004         06/30/2004               21                        16.54                     18.6
   07/01/2004         09/30/2004               23.1667                   16.9933                   23
   10/01/2004         12/31/2004               24.5867                   20.3733                   23.2733

   01/01/2005         03/31/2005               30.48                     21.44                     27.5333
   04/01/2005         06/30/2005               29.6333                   22.12                     27.3333
   07/01/2005         09/30/2005               39.48                     27.4                      38.85
   10/01/2005         12/30/2005               39.37                     29.69                     32.04

   01/01/2006         03/31/2006               36.84                     28.16                     31
   04/01/2006         06/30/2006               32.59                     22.75                     26.83
   07/01/2006         09/29/2006               30.97                     22.63                     24.34
   09/30/2006         12/29/2006               27.62                     22.45                     24.53

   01/01/2007         03/30/2007               26.5                      21.74                     24.19
   03/31/2007         06/29/2007               29.96                     24.21                     27.8
   06/30/2007         09/28/2007               33                        25.79                     31.65
   09/29/2007         12/31/2007               38.55                     30.59                     33.37

   01/01/2008         03/31/2008               40.74                     26.1                      40.28
   04/01/2008         06/25/2008               76.78                     38.45                     70.99


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Foster Wheeler Ltd. (FWLT)
                                (Jun-98 - Jun-07)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------         ----------              -------                   -------                   -------
   04/01/2004         06/30/2004               18.3                      10.8                      14
   07/01/2004         09/30/2004               14                         4.4                       4.7
   10/01/2004         12/31/2004                8.5                       4.2                       7.935

   01/01/2005         03/31/2005                9.825                     6.2                       8.7
   04/01/2005         06/30/2005                9.885                     6.425                     9.83
   07/01/2005         09/30/2005               15.72                      9.67                     15.445
   10/01/2005         12/30/2005               18.945                    13.13                     18.39

   01/01/2006         03/31/2006               26.85                     17.9913                   23.655
   04/01/2006         06/30/2006               26.44                     17.43                     21.6
   07/01/2006         09/29/2006               22.43                     16.005                    19.295
   09/30/2006         12/29/2006               28.465                    19.025                    27.57

   01/01/2007         03/30/2007               29.795                    23.25                     29.195
   03/31/2007         06/29/2007               55.185                    28.965                    53.495
   06/30/2007         09/28/2007               68.394                    42.165                    65.64
   09/29/2007         12/31/2007               84.235                    63.24                     77.51

   01/01/2008         03/31/2008               85.65                     46.05                     56.62
   04/01/2008         06/25/2008               79.97                     55.86                     72.77


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                         General Motors Corporation (GM)
                                (Jun-98 - Jun-07)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------         ----------              -------                   -------                   -------
   04/01/2004         06/30/2004               50.04                     42.88                     46.59
   07/01/2004         09/30/2004               46.93                     40.53                     42.48
   10/01/2004         12/31/2004               43.29                     36.9                      40.06

   01/01/2005         03/31/2005               40.8                      27.98                     29.39
   04/01/2005         06/30/2005               36.65                     24.67                     34
   07/01/2005         09/30/2005               37.7                      30.21                     30.61
   10/01/2005         12/30/2005               31.5                      18.33                     19.42

   01/01/2006         03/31/2006               24.6                      18.47                     21.27
   04/01/2006         06/30/2006               30.56                     19                        29.79
   07/01/2006         09/29/2006               33.64                     27.12                     33.26
   09/30/2006         12/29/2006               36.56                     28.49                     30.72

   01/01/2007         03/30/2007               37.24                     28.81                     30.64
   03/31/2007         06/29/2007               38.66                     28.86                     37.8
   06/30/2007         09/28/2007               38.27                     29.1                      36.7
   09/29/2007         12/31/2007               43.2                      24.5                      24.89

   01/01/2008         03/31/2008               29.28                     17.47                     19.05
   04/01/2008         06/25/2008               24.24                     12.63                     12.81


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Google Inc. (GOOG)
                                (Aug-04 - Aug-07)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------         ----------              -------                   -------                   -------
   07/02/2004         09/30/2004              135.02                     85                       129.6
   10/01/2004         12/31/2004              201.6                     128.9                     192.79

   01/01/2005         03/31/2005              216.8                     172.57                    180.51
   04/01/2005         06/30/2005              309.25                    179.84                    294.15
   07/01/2005         09/30/2005              320.95                    273.35                    316.46
   10/01/2005         12/30/2005              446.21                    290.685                   414.86

   01/01/2006         03/31/2006              475.11                    331.55                    390
   04/01/2006         06/30/2006              450.72                    360.57                    419.33
   07/01/2006         09/29/2006              427.89                    363.36                    401.9
   09/30/2006         12/29/2006              513                       398.19                    460.48

   01/01/2007         03/30/2007              513                       437                       458.16
   03/31/2007         06/29/2007              534.99                    452.12                    522.7
   06/30/2007         09/28/2007              571.79                    480.46                    567.27
   09/29/2007         12/31/2007              747.24                    569.61                    691.48

   01/01/2008         03/31/2008              697.37                    412.11                    440.47
   04/01/2008         06/25/2008              602.45                    441                       551


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                       The Goldman Sachs Group, Inc. (GS)
                                (May-99 - May-08)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------         ----------              -------                   -------                   -------
   04/01/2004         06/30/2004              107.5                      87.68                     94.16
   07/01/2004         09/30/2004               94.96                     83.29                     93.24
   10/01/2004         12/31/2004              110.88                     90.74                    104.04

   01/01/2005         03/31/2005              113.93                    101.79                    109.99
   04/01/2005         06/30/2005              114.25                     94.75                    102.02
   07/01/2005         09/30/2005              121.7                     102.02                    121.58
   10/01/2005         12/30/2005              134.99                    110.23                    127.71

   01/01/2006         03/31/2006              159.63                    124.23                    156.96
   04/01/2006         06/30/2006              169.31                    136.79                    150.43
   07/01/2006         09/29/2006              171.15                    138.97                    169.17
   09/30/2006         12/29/2006              206.7                     168.51                    199.35

   01/01/2007         03/30/2007              222.75                    189.85                    206.63
   03/31/2007         06/29/2007              233.97                    203.29                    216.75
   06/30/2007         09/28/2007              225.77                    157.38                    216.74
   09/29/2007         12/31/2007              250.7                     196.9                     215.05

   01/01/2008         03/31/2008              215.05                    140.27                    165.39
   04/01/2008         06/25/2008              203.39                    161.21                    183.65


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            Halliburton Company (HAL)
                                (Jun-98 - Jun-07)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------         ----------              -------                   -------                   -------
   04/01/2004         06/30/2004               16.175                    13.675                    15.13
   07/01/2004         09/30/2004               16.99                     13.225                    16.845
   10/01/2004         12/31/2004               20.845                    16.54                     19.62

   01/01/2005         03/31/2005               22.645                    18.59                     21.625
   04/01/2005         06/30/2005               24.695                    19.825                    23.91
   07/01/2005         09/30/2005               34.89                     22.88                     34.26
   10/01/2005         12/30/2005               34.685                    27.35                     30.98

   01/01/2006         03/31/2006               41.195                    31.35                     36.51
   04/01/2006         06/30/2006               41.985                    33.925                    37.105
   07/01/2006         09/29/2006               37.93                     27.35                     28.45
   09/30/2006         12/29/2006               34.3                      26.33                     31.05

   01/01/2007         03/30/2007               32.72                     27.65                     31.74
   03/31/2007         06/29/2007               37.2                      30.99                     34.5
   06/30/2007         09/28/2007               39.17                     30.81                     38.4
   09/29/2007         12/31/2007               41.95                     34.42                     37.91

   01/01/2008         03/31/2008               39.98                     30                        39.33
   04/01/2008         06/25/2008               53.41                     38.56                     50.84


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                       IntercontinentalExchange Inc. (ICE)
                                (Nov-05 - Nov-07)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------         ----------              -------                   -------                   -------
   10/01/2005         12/30/2005               44.21                     26                        36.35

   01/01/2006         03/31/2006               73.59                     36                        69.05
   04/01/2006         06/30/2006               82.4                      45.27                     57.94
   07/01/2006         09/29/2006               77.919                    51.77                     75.07
   09/30/2006         12/29/2006              113.85                     72.15                    107.9

   01/01/2007         03/30/2007              167                       108.15                    122.21
   03/31/2007         06/29/2007              162.47                    120.56                    147.85
   06/30/2007         09/28/2007              174.15                    117.25                    151.9
   09/29/2007         12/31/2007              194.92                    151.76                    192.5

   01/01/2008         03/31/2008              193.87                    110.25                    130.5
   04/01/2008         06/25/2008              167.284                   114.29                    129.22


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Lowe's Companies Inc. (LOW)
                                (Jun-98 - Jun-07)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------         ----------              -------                   -------                   -------
   04/01/2004         06/30/2004               28.15                     24.05                     26.275
   07/01/2004         09/30/2004               27.5                      22.95                     27.175
   10/01/2004         12/31/2004               30.27                     26.945                    28.795

   01/01/2005         03/31/2005               29.985                    27.535                    28.545
   04/01/2005         06/30/2005               29.995                    25.36                     29.11
   07/01/2005         09/30/2005               34.475                    28.5                      32.2
   10/01/2005         12/30/2005               34.85                     28.915                    33.33

   01/01/2006         03/31/2006               34.825                    30.58                     32.22
   04/01/2006         06/30/2006               33.48                     29.5                      30.335
   07/01/2006         09/29/2006               31.15                     26.15                     28.06
   09/30/2006         12/29/2006               31.98                     27.85                     31.15

   01/01/2007         03/30/2007               35.74                     29.87                     31.49
   03/31/2007         06/29/2007               33.19                     30.35                     30.69
   06/30/2007         09/28/2007               32.53                     25.98                     28.02
   09/29/2007         12/31/2007               31.72                     21.01                     22.62

   01/01/2008         03/31/2008               26.87                     19.94                     22.94
   04/01/2008         06/25/2008               27.18                     21.24                     22.13


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Medarex, Inc. (MEDX)
                                (Jun-98 - Jun-07)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------         ----------              -------                   -------                   -------
   04/01/2004         06/30/2004               11.13                      6.51                      7.29
   07/01/2004         09/30/2004                8.41                      4.37                      7.38
   10/01/2004         12/31/2004               11.55                      7.06                     10.78

   01/01/2005         03/31/2005               10.97                      6.88                      7.13
   04/01/2005         06/30/2005                8.82                      6.65                      8.3
   07/01/2005         09/30/2005               10.5                       8.22                      9.52
   10/01/2005         12/30/2005               14.35                      7.45                     13.85

   01/01/2006         03/31/2006               16.07                     12.23                     13.22
   04/01/2006         06/30/2006               13.01                      8.5124                    9.61
   07/01/2006         09/29/2006               11.41                      8.72                     10.75
   09/30/2006         12/29/2006               16.23                     10.42                     14.79

   01/01/2007         03/30/2007               15.03                     11.3                      12.94
   03/31/2007         06/29/2007               16.59                     12.69                     14.29
   06/30/2007         09/28/2007               18.23                     13.79                     14.16
   09/29/2007         12/31/2007               15.1                      10.05                     10.42

   01/01/2008         03/31/2008               10.61                      7.7                       8.85
   04/01/2008         06/25/2008                9.35                      6.85                      6.91


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Monsanto Company (MON)
                                (Oct-00 - Oct-07)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------         ----------              -------                   -------                   -------
   04/01/2004         06/30/2004               19.25                     15.68                     19.25
   07/01/2004         09/30/2004               19.05                     17.075                    18.21
   10/01/2004         12/31/2004               28.22                     17.625                    27.775

   01/01/2005         03/31/2005               32.51                     25                        32.25
   04/01/2005         06/30/2005               34.4                      27.755                    31.435
   07/01/2005         09/30/2005               34.615                    27.8                      31.375
   10/01/2005         12/30/2005               39.925                    28.19                     38.765

   01/01/2006         03/31/2006               44.18                     39.095                    42.375
   04/01/2006         06/30/2006               44.88                     37.905                    42.095
   07/01/2006         09/29/2006               48.45                     40.925                    47.01
   09/30/2006         12/29/2006               53.49                     42.75                     52.53

   01/01/2007         03/30/2007               57.08                     49.1                      54.96
   03/31/2007         06/29/2007               68.81                     54.34                     67.54
   06/30/2007         09/28/2007               86.9                      58.5                      85.74
   09/29/2007         12/31/2007              116.25                     82.51                    111.69

   01/01/2008         03/31/2008              129.28                     90.5                     111.5
   04/01/2008         06/25/2008              145.8                     104.6                     131.52


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                         Petroleo Brasileiro S.A. (PBR)
                                (Aug-00 - Aug-07)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------         ----------              -------                   -------                   -------
   04/01/2004         06/30/2004                8.91                      5.9225                    7.0175
   07/01/2004         09/30/2004                9.025                     6.65                      8.8125
   10/01/2004         12/31/2004               10.1425                    8.45                      9.945

   01/01/2005         03/31/2005               12.55                      9.3025                   11.045
   04/01/2005         06/30/2005               13.3175                   10.04                     13.0325
   07/01/2005         09/30/2005               18.55                     12.3375                   17.8725
   10/01/2005         12/30/2005               18.4868                   14.5075                   17.8175

   01/01/2006         03/31/2006               23.7425                   18.165                    21.6675
   04/01/2006         06/30/2006               26.8625                   17.25                     22.3275
   07/01/2006         09/29/2006               24.0925                   18.445                    20.9575
   09/30/2006         12/29/2006               25.7475                   19.3125                   25.7475

   01/01/2007         03/30/2007               25.955                    20.69                     24.8775
   03/31/2007         06/29/2007               31.1825                   24.63                     30.3175
   06/30/2007         09/28/2007               38.56                     24.375                    37.75
   09/29/2007         12/31/2007               59.58                     36.425                    57.62

   01/01/2008         03/31/2008               62.74                     44.345                    51.055
   04/01/2008         06/25/2008               77.61                     50.465                    68.83


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Quanta Services, Inc. (PWR)
                                (Jun-98 - Jun-07)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------         ----------              -------                   -------                   -------
   04/01/2004         06/30/2004                7.24                      4.83                      6.22
   07/01/2004         09/30/2004                7.45                      5.27                      6.05
   10/01/2004         12/31/2004                8.29                      5.7                       8

   01/01/2005         03/31/2005                9                         7.18                      7.63
   04/01/2005         06/30/2005                9.64                      7.5                       8.8
   07/01/2005         09/30/2005               13.14                      8.78                     12.76
   10/01/2005         12/30/2005               14.97                     10.91                     13.17

   01/01/2006         03/31/2006               16.09                     12.24                     16.02
   04/01/2006         06/30/2006               18.92                     14.47                     17.33
   07/01/2006         09/29/2006               18.02                     14.4                      16.86
   09/30/2006         12/29/2006               20.05                     16.32                     19.67

   01/01/2007         03/30/2007               26.04                     18.66                     25.22
   03/31/2007         06/29/2007               32.11                     25.27                     30.67
   06/30/2007         09/28/2007               32.58                     23.36                     26.45
   09/29/2007         12/31/2007               33.42                     23.58                     26.24

   01/01/2008         03/31/2008               26.77                     18.38                     23.17
   04/01/2008         06/25/2008               34.53                     23.4                      33.58


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Research In Motion Limited (RIMM)
                                (Feb-99 - Feb-08)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------         ----------              -------                   -------                   -------
   04/01/2004         06/30/2004               23.0867                   14.1683                   22.8167
   07/01/2004         09/30/2004               25.81                     17.4163                   25.4467
   10/01/2004         12/31/2004               34.52                     24.0567                   27.4733

   01/01/2005         03/31/2005               27.88                     20.0933                   25.4733
   04/01/2005         06/30/2005               28.1833                   20.6233                   24.5967
   07/01/2005         09/30/2005               27.4967                   22.3733                   22.7667
   10/01/2005         12/30/2005               23.15                     17                        22.0033

   01/01/2006         03/31/2006               30.1767                   20.95                     28.2933
   04/01/2006         06/30/2006               29.37                     20.3433                   23.2567
   07/01/2006         09/29/2006               34.8333                   20.7067                   34.2167
   09/30/2006         12/29/2006               47.5533                   32.9167                   42.5933

   01/01/2007         03/30/2007               49.0167                   39.9167                   45.4967
   03/31/2007         06/29/2007               66.86                     42.9333                   66.6633
   06/30/2007         09/28/2007              100.98                     61.54                     98.55
   09/29/2007         12/31/2007              137.01                     95.02                    113.4

   01/01/2008         03/31/2008              118.35                     80.2                     112.23
   04/01/2008         06/25/2008              148.13                    111.9                     142.336


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                      Companhia Vale do Rio Doce S.A. (RIO)
                                (Mar-02 - Mar-08)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------         ----------              -------                   -------                   -------
   04/01/2004         06/30/2004                4.7617                    3.4417                    3.9625
   07/01/2004         09/30/2004                5.6875                    3.85                      5.6175
   10/01/2004         12/31/2004                7.3125                    5.06                      7.2525

   01/01/2005         03/31/2005                9.1525                    6.3575                    7.9025
   04/01/2005         06/30/2005                8.25                      6.255                     7.32
   07/01/2005         09/30/2005               11.23                      7.275                    10.965
   10/01/2005         12/30/2005               11.4875                    9.1738                   10.285

   01/01/2006         03/31/2006               12.8975                   10.395                    12.1325
   04/01/2006         06/30/2006               14.55                      9.815                    12.02
   07/01/2006         09/29/2006               12.27                      9.58                     10.78
   09/30/2006         12/29/2006               15.23                     10.34                     14.87

   01/01/2007         03/30/2007               19.025                    13.53                     18.495
   03/31/2007         06/29/2007               23.855                    18.435                    22.275
   06/30/2007         09/28/2007               34.61                     17                        33.93
   09/29/2007         12/31/2007               38.32                     29.9                      32.67

   01/01/2008         03/31/2008               37.54                     24                        34.64
   04/01/2008         06/25/2008               44.15                     34                        36.68


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                       Sirius Satellite Radio Inc. (SIRI)
                                (Jun-98 - Jun-07)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------         ----------              -------                   -------                   -------
   04/01/2004         06/30/2004                4.171                     2.83                      3.08
   07/01/2004         09/30/2004                3.22                      2.01                      3.2
   10/01/2004         12/31/2004                9.43                      3.12                      7.62

   01/01/2005         03/31/2005                7.85                      5.13                      5.62
   04/01/2005         06/30/2005                6.795                     4.357                     6.48
   07/01/2005         09/30/2005                7.61                      6.2                       6.54
   10/01/2005         12/30/2005                7.98                      5.7                       6.7

   01/01/2006         03/31/2006                6.82                      4.36                      5.07
   04/01/2006         06/30/2006                5.57                      3.6                       4.75
   07/01/2006         09/29/2006                4.77                      3.62                      3.92
   09/30/2006         12/29/2006                4.37                      3.5                       3.54

   01/01/2007         03/30/2007                4.26                      3.18                      3.2
   03/31/2007         06/29/2007                3.25                      2.66                      3.02
   06/30/2007         09/28/2007                3.59                      2.71                      3.49
   09/29/2007         12/31/2007                3.94                      2.76                      3.03

   01/01/2008         03/31/2008                3.89                      2.51                      2.86
   04/01/2008         06/25/2008                2.92                      1.82                      1.93


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Terex Corporation (TEX)
                                (Jun-98 - Jun-07)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------         ----------              -------                   -------                   -------
   04/01/2004         06/30/2004               19.6                      14.01                     17.065
   07/01/2004         09/30/2004               21.96                     15.97                     21.7
   10/01/2004         12/31/2004               24.115                    16.35                     23.825

   01/01/2005         03/31/2005               24.505                    18.82                     21.65
   04/01/2005         06/30/2005               21.995                    17.92                     19.7
   07/01/2005         09/30/2005               26.125                    19.565                    24.715
   10/01/2005         12/30/2005               31.215                    24.525                    29.7

   01/01/2006         03/31/2006               40.825                    29.575                    39.62
   04/01/2006         06/30/2006               51.57                     37.55                     49.35
   07/01/2006         09/29/2006               50.89                     37.69                     45.22
   09/30/2006         12/29/2006               66.52                     45.11                     64.58

   01/01/2007         03/30/2007               73.25                     54.75                     71.76
   03/31/2007         06/29/2007               86.99                     70.6                      81.3
   06/30/2007         09/28/2007               96.94                     66.24                     89.02
   09/29/2007         12/31/2007               90.75                     56.2                      65.57

   01/01/2008         03/31/2008               72.15                     46.5                      62.5
   04/01/2008         06/25/2008               76.25                     58.52                     59.17


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Wells Fargo & Company (WFC)
                                (Jun-98 - Jun-07)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------         ----------              -------                   -------                   -------
   04/01/2004         06/30/2004               29.86                     27.16                     28.615
   07/01/2004         09/30/2004               29.93                     28.06                     29.815
   10/01/2004         12/31/2004               32.02                     28.775                    31.075

   01/01/2005         03/31/2005               31.375                    29.075                    29.9
   04/01/2005         06/30/2005               31.11                     28.885                    30.79
   07/01/2005         09/30/2005               31.435                    29                        29.285
   10/01/2005         12/30/2005               32.35                     28.81                     31.415

   01/01/2006         03/31/2006               32.755                    30.31                     31.935
   04/01/2006         06/30/2006               34.855                    31.9                      33.54
   07/01/2006         09/29/2006               36.89                     33.355                    36.18
   09/30/2006         12/29/2006               36.99                     34.9                      35.56

   01/01/2007         03/30/2007               36.64                     33.01                     34.43
   03/31/2007         06/29/2007               36.49                     33.93                     35.17
   06/30/2007         09/28/2007               37.99                     32.66                     35.62
   09/29/2007         12/31/2007               37.78                     29.29                     30.19

   01/01/2008         03/31/2008               34.56                     24.38                     29.1
   04/01/2008         06/25/2008               32.4                      23.88                     25.4


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Supplemental Plan of Distribution

     We expect that delivery of the Notes will be made against payment for the Notes on or about June 30, 2008, which is the third (3rd) business day following the Pricing Date (this settlement cycle being referred to as "T+3"). See "Plan of Distribution" in the prospectus supplement dated February 28, 2007.

Supplemental Discussion of Canadian Tax Consequences

The following section supplements the tax discussion under the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated February 28, 2008 and is subject to the limitations and exceptions set forth therein. This discussion is only applicable to you if you are a Non-Resident Holder (as defined in the accompanying prospectus).

Based on the current administrative practices and policies of the Canada Revenue Agency, interest paid or credited or deemed for purposes of the Income Tax Act (Canada) (the "Act") to be paid or credited on a Note to a Non-Resident Holder will not be subject to Canadian non-resident withholding tax where we deal at arm's length for the purposes of the Act with the Non-Resident Holder at the time of such payment.


Anti-dilution Adjustments

Anti-dilution adjustments shall be determined according to "General Terms of the Reverse Convertible Notes--Anti-dilution Adjustments" beginning on page PS-10 of the product prospectus supplement dated February 28, 2008, except that, in connection with reverse stock splits, the Initial Reference Stock Price will not be adjusted, unless the reverse stock split occurs after the Pricing Date and on or before the Valuation Date.

               No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this pricing supplement or the accompanying prospectus, prospectus supplement or product prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Royal Bank of Canada or the Underwriter. This pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this pricing supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.

                                   $14,476,000




                                   [RBC LOGO]
                              Royal Bank of Canada

                    Senior Global Medium-Term Notes, Series C

                            Reverse Convertible Notes



                                  June 25, 2008